                                 EXHIBIT 99.1


     Contacts:   Daniel J. Thomas              Thomas E. Kiraly
                 President and                 Executive Vice President and
                 Chief Executive Officer       Chief Financial Officer
                 (972) 364-8111                (972) 364-8217

CONCENTRA OPERATING CORPORATION ANNOUNCES FIRST QUARTER RESULTS


     ADDISON, Texas, May 8, 2001 - Concentra Operating Corporation ("Concentra") today announced financial results for the first quarter ended March 31, 2001. The Company reported $29,024,000 in EBITDA, which represented an 11% increase over the prior year.

     Revenue for the first quarter was $198,083,000 compared with $181,096,000 for the same period last year, representing an increase of 9%. Operating income increased 15% to $18,767,000 versus $16,369,000 for the first quarter of the prior year. Earnings before interest, taxes, depreciation and amortization ("EBITDA"), as computed in a manner consistent with the definition set forth in the Company's $190 million Series A Senior Subordinated Notes, increased to $29,024,000 in the first quarter of 2001 versus $26,186,000 reported for the comparable period in 2000.

     Commenting on the announcement, Daniel J. Thomas, President and Chief Executive Officer of Concentra, said, "We are pleased to report solid increases in revenue and cash flow during the first quarter. While Health Services, our largest business, continues to provide a solid foundation for Concentra's growth, we are equally encouraged by the positive trends occurring in our other lines of business. In particular, we have witnessed renewed expansion in Care Management Services following a period of stabilization in 2000, and we are beginning to see the payoff from the technology investments we have made in Network Services through increased revenues and a stronger pipeline of new business opportunities. We believe this more balanced growth reflects the initial results of our efforts to better integrate our resources, information systems and product lines."

     Thomas pointed out that the first quarter performance of Concentra's Health Services division was notable from several standpoints. During the quarter, despite a slow-down in the growth of non-injury related visits associated with a national decrease in hiring rates, this unit nevertheless demonstrated overall visit and revenue growth. Same-market revenue for Health Services rose 6.7% in the first quarter, reflecting both an increase in visits and revenue per visit. Approximately 49.7% of Health Services' first quarter visits involved injury care, up from 49.0% in the same period last year.

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Concentra Reports First Quarter Results
Page 2
May 8, 2001

     Health Services also completed a significant acquisition during the quarter which expanded its operations into a new state. In March 2001, Concentra Health Services acquired the assets of Industrial Health Care Company ("IHC"), a privately held operator of seven occupational health centers and several on-site offices for large employers located throughout the state of Connecticut. IHC was the largest operator of such facilities in Connecticut, generating annual patient visits in excess of 157,000. This acquisition gave Concentra an immediate and substantial presence throughout the state of Connecticut, a new market for Concentra Health Services, and provides an attractive platform to support the Company's long-term growth plans for the region. Concentra ended the first quarter of 2001 with 224 occupational health centers across 69 markets in 32 states.

     During the quarter, the Company generated significantly increased operating
cash flows as compared to the prior year.   For the quarter ending March 31,
2001, Concentra produced $4,612,000 in positive cash flow from operations as compared to a $15,044,000 use of operating cash flows during the same period last year. This strong cash flow was primarily a result of increased earnings and improved working capital management, and reflected a decrease in the number of Days Sales Outstanding from 79 at the end of 2000 to 75 at the end of the first quarter of 2001. Due to seasonal working capital demands and the Health Services acquisition completed in the first quarter, Concentra had $17,000,000 in outstanding borrowings under its $100,000,000 revolving credit facility at March 31, 2001.

     Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services.

     This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, interruption in its data processing capabilities, operational financing and strategic risks related to the Company's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

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Concentra Reports First Quarter Results
Page 3
May 8, 2001

                        CONCENTRA OPERATING CORPORATION
                         a wholly owned subsidiary of
                                CONCENTRA INC.
                Unaudited Consolidated Statements of Operations
                                (in thousands)


                                                     Three Months Ended
                                                           March 31,
                                                     --------------------
                                                        2001       2000
                                                     ---------   --------
REVENUE:
  Health services                                    $ 103,677   $ 94,260
  Network services                                      42,345     40,919
  Care management services                              52,061     45,917
                                                     ---------   --------
    Total revenue                                      198,083    181,096

COST OF SERVICES:
  Health services                                       85,426     76,995
  Network services                                      26,247     25,447
  Care management services                              45,295     41,800
                                                     ---------   --------
    Total cost of services                             156,968    144,242
                                                     ---------   --------

      Total gross profit                                41,115     36,854

General and administrative expenses                     18,671     16,919
Amortization of intangibles                              3,677      3,566
                                                     ---------   --------
      Operating income                                  18,767     16,369

Interest expense, net                                   16,910     16,141
Loss (gain) on fair value of hedging arrangements        6,726     (1,537)
Other, net                                                   7       (196)
                                                     ---------   --------
Income (loss) before income taxes                       (4,876)     1,961
  Provision (benefit) for income taxes                    (554)       893
                                                     ---------   --------

Net income (loss)                                    $  (4,322)  $  1,068
                                                     =========   ========

Prior-year revenue and cost of services have been reclassified to conform to the Company's current reporting of business segments

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Concentra Reports First Quarter Results
Page 4
May 8, 2001

                        CONCENTRA OPERATING CORPORATION

                          a wholly owned subsidiary of
                                 CONCENTRA INC.
                          Consolidated Balance Sheets
                                 (in thousands)


                                                  March 31,     December 31,
                                                    2001            2000
                                                ------------    ------------
                                                (unaudited)
                  ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                      $      6,084    $      6,549
 Accounts receivable, net                            165,586         160,418
 Prepaid expenses and other current assets            26,198          24,679
                                                ------------    ------------
  Total current assets                               197,868         191,646

PROPERTY AND EQUIPMENT, NET                          109,293         109,110

GOODWILL AND OTHER INTANGIBLE ASSETS, NET            333,479         323,162

OTHER ASSETS                                          32,773          32,937
                                                ------------    ------------
                                                $    673,413    $    656,855
                                                ============    ============

  LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Revolving credit facilities                    $     17,000    $         --
 Current portion of long-term debt                     5,208           5,228
 Accounts payable and accrued expenses                65,740          70,189
                                                ------------    ------------
  Total current liabilities                           87,948          75,417

LONG-TERM DEBT                                       555,273         556,334

DEFERRED INCOME TAXES AND OTHER LIABILITIES           51,447          51,589

FAIR VALUE OF HEDGING ARRANGEMENTS                    16,312           9,586

STOCKHOLDER'S EQUITY (DEFICIT)                       (37,567)        (36,071)
                                                ------------    ------------
                                                $    673,413    $    656,855
                                                ============    ============

                                     -END-